UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2023
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 6, 2023, Nordson Corporation (the “Company”) and its subsidiary, Nordson Engineering GmbH (“Nordson GmbH” and, together with the Company, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Agent (the “Agent”), Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners, and various financial institutions named therein as lenders. The Credit Agreement provides for a term loan facility in the aggregate principal amount of $300 million (the “Term Loan Facility”) and a multicurrency revolving facility in the aggregate principal amount of $850 million (the “Revolving Facility”).
The Credit Agreement:
• provides for a committed unsecured Term Loan Facility and Revolving Facility;
• has a total aggregate commitment amount of $1,150 million under certain conditions, as follows:
•the Term Loan Facility provides for $300 million of term loans, which the Company borrowed in full on June 6, 2023, and which has a three-year term, maturing on June 6, 2026;
•the $850 million Revolving Facility has a five-year term, maturing on June 6, 2028, and includes a $75 million sub-facility for swing-line loans;
• the Revolving Facility permits the Borrowers to borrow in U.S. Dollars, Euros, Sterling, Swiss Francs, Singapore Dollars, Yen, and each other currency approved by a Revolving Facility lender;
• provides that the applicable margin for (i) RFR and Eurodollar Loans will range from 0.85% to 1.20% and (ii) Base Rate Loans will range from 0% to 0.20%, in each case, based on the Company’s Leverage Ratio (as defined in the Credit Agreement and calculated on a consolidated net debt basis);
• contains certain representations and warranties that the Company believes are usual and customary for senior unsecured credit agreements;
• contains certain covenants that the Company believes are usual and customary for unsecured credit agreements, including compliance with a leverage ratio and an interest coverage ratio, and certain covenants that restrict, among other things, the Company’s and its subsidiaries’ ability to: incur debt; incur liens; merge or consolidate with other companies or sell assets outside the ordinary course of business; and
• contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties; breach of the financial, affirmative or negative covenants; default of payment on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement.
Borrowings under the Credit Agreement bear interest at (i) either a base rate or a SOFR rate, with respect to borrowings in U.S. dollars, (ii) a eurocurrency rate, with respect to borrowings in Euros and Yen, or (iii) Daily Simple RFR, with respect to borrowings in Sterling, Swiss Francs or Singapore Dollars, plus, in each case, an applicable margin (and, solely in the case of Singapore Dollars, a spread adjustment). The applicable margin is based on the Company’s Leverage Ratio.
Proceeds of the Credit Agreement are available for use by the Borrowers for working capital, acquisitions and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. Many of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services from the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02    Termination of a Material Definitive Agreement.
Simultaneous with the entry into the Credit Agreement, the Company terminated (i) its existing revolving credit agreement, initially dated April 30, 2019, and subsequently amended by that certain First Amendment to Third Amended and Restated Credit Agreement on April 17, 2023, which provided for a $850 million senior unsecured revolving credit facility, and (ii) its existing term loan credit agreement, dated January 18, 2023, which provided for a $200 million unsecured term loan credit facility.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

4.1
Credit Agreement, dated as of June 6, 2023, by and among Nordson Corporation and Nordson Engineering GmbH, as Borrowers, Wells Fargo Bank, National Association, as Agent, and Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, and U.S. Bank National Association, as Joint Lead Arrangers and Bookrunners, and various financial institutions named therein as lenders.*

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
* Attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The Company will provide a copy of any omitted schedule to the SEC or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date:	June 6, 2023	By:	/s/ Joseph P. Kelley
Joseph P. Kelley
Executive Vice President Chief Financial Officer